Exhibit 99.1

[FORM OF PROXY CARD]

GORDON POINTE ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON

[__________], 2020

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders (the “Special Meeting”) and accompanying Proxy Statement, dated [___________, 2020], in connection with the Special Meeting to be held on [___________, 2020] at 10:00 a.m. Eastern time, at the offices of Fox Rothschild LLP, located at 2000 Market Street, 20th Floor, Philadelphia, Pennsylvania 19103 and hereby appoints James J. Dolan and Douglas L. Hein, and each of them (with full power to act alone), the attorneys-in-fact and proxies of the undersigned, with full power of substitution to each, to vote all shares of the common stock of Gordon Pointe Acquisition Corp. (the “Company”), registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.
(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Shareholders to be held on [________], 2020:

This notice of meeting and the accompanying Proxy Statement are available at https://www.cstproxy.com/gordonpointe/sm2019.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

				Please mark vote as indicated in this example	☒
Proposal No. 1 – The Business Combination Proposal - To approve an Agreement and Plan of Merger, dated as of September 16, 2019 (as amended on November 6, 2019, the “Merger Agreement”) pursuant to which (a) GPAQ Acquiror Merger Sub, Inc. (“Acquiror Merger Sub”), a wholly-owned subsidiary of GPAQ Acquisition Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of GPAQ (“Holdings”), will be merged with and into GPAQ, with GPAQ continuing as the surviving entity and a wholly-owned subsidiary of Holdings, and (b) GPAQ Company Merger Sub, LLC, a wholly-owned subsidiary of Holdings (“Company Merger Sub”), will be merged with and into HOF Village Newco, LLC (“Newco”), a majority-owned subsidiary of HOF Village, LLC (“HOFV”), with Newco continuing as the surviving entity and a wholly-owned subsidiary of Holdings.	FOR ☐	AGAINST ☐	ABSTAIN ☐
The Charter Amendments Proposals – To approve the following material differences from the proposed Amended and Restated Certificate of Incorporation of Holdings, a copy of which is attached to the accompanying proxy statement/prospectus as Annex C, and GPAQ’s current amended and restated certificate of incorporation:
Proposal No. 2 - changing the name of Holdings to “Hall of Fame Resort & Entertainment Company”;	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 3 - having a single class of common stock and an authorized 100,000,000 shares of common stock;	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 4 - fixing the number of directors of Holdings at eleven, subject to change by resolution adopted by the affirmative vote of at least a majority of the board of directors then in office;	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 5 - dividing the board of directors of Holdings into three classes with staggered three-year terms;	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 6 - providing that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, shall be the exclusive forum for certain actions and claims; and	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 7 - removing various provisions applicable only to special purpose acquisition corporations contained in GPAQ’s current amended and restated certificate of incorporation (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time).	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 8 - conditioned upon the approval of Proposals No. 2 through 7, a proposal to approve the proposed Amended and Restated Certificate of Incorporation of Holdings as a whole, which includes the approval of all other changes in the proposed Amended and Restated Certificate of Incorporation as of the closing of the business combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 9 – The Incentive Plan Proposal – To approve and adopt the GPAQ Acquisition Holdings, Inc. 2020 Omnibus Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date: ___________________, 2020

_________________________________ Stockholder’s Signature

_________________________________
Stockholder’s Signature (if held jointly)

Signature should agree with named printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign above. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should also submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH ABOVE AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.